Valmont Industries, Inc. First Quarter Earnings Presentation April 23, 2020

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q 2020 Segment Revenue and Segment Summaries

TOTAL 1Q 2020 REVENUE: $674.2M

$230.7M	$225.5M	$88.1M	$156.7M
Engineered Support Structures	Utility Support Structures	Coatings	Irrigation N.A.: $106.6M | International: $50.1M
34.2% of Sales	33.4% of Sales	13.1% of Sales	23.2% of Sales

SEGMENT SUMMARIES

Engineered Support Structures

- Continued government investments strengthened transportation market demand
- Lower wireless communication sales due to slower capital spending and COVID-19 impacts in China facilities
- Access Systems sales 32.0% lower vs. 2019

Utility Support Structures

- Continued strong market demand across all structure types
- Lower sales were anticipated, primarily due to a large solar tracker project in 2019 that did not repeat

Coatings

- Higher volumes in North American markets offset by lower volumes in international markets
- Local government mandates led to closure of eight facilities late in the quarter due to COVID-19

Irrigation

- Higher NA sales of systems, aftermarket parts and technology more than offset by lower tubing sales
- International sales growth of 13.1%, with growth across most regions , partially offset by $2.7M of unfavorable currency impacts

Solid First Quarter Revenue Despite COVID-19 Interruptions

3 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

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COVID-19 Pandemic Plan and Safety Protocols

Valmont has implemented enhanced protocols in response to COVID-19, including recommendations and requirements issued by the Centers for Disease Control and Prevention ("CDC"), World Health Organization ("WHO") and local, state and national health authorities, to protect our employees, customers, suppliers and communities

https://www.valmont.com/coronavirus-communication

ENHANCED PROTOCOLS IN OUR FACILITIES

- ✓ Prohibited all domestic and international non-essential travel for all employees
- ✓ Increased frequency of disinfecting high-touch areas and high-traffic common areas
- ✓ Reinforced hand washing and infection control training
- ✓ Implemented safe distancing procedures and processes in all production facilities and administrative work areas
- ✓ Provided additional personal protective equipment and cleaning supplies
- ✓ Implemented processes to track and isolate employees who report or show COVID-19 symptoms or exposure
- ✓ Implemented actions to screen, limit or prohibit non-essential visitors to all facilities
- ✓ Implemented remote work strategy for administrative teams
- ✓ Engaged with legal counsel in all jurisdictions where Valmont operates to ensure compliance with local mandates
- ✓ Implemented security protocols for necessary site shutdowns

4 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Key Observations Related to COVID-19 • Valmont products and solutions support critical infrastructure sectors as defined by the Department of Homeland 01 Security (CISA.gov) and similar global government agencies. − Communication: Wireless communication structures and components (ESS) − Energy: Utility transmission and distribution structures (Utility) − Food and Agriculture: Water and food production (Irrigation) − Coatings is an integral process step in the three sectors above, as well as other critical sectors as defined by CISA.gov 02• Operations may be affected by COVID-19 isolation measures. A majority of our facilities are operational, and we expect normal production based on product mix, with some additional costs from administrative disruptions. Presently, certain facilities have temporarily ceased operations due to preemptive government mandates. These include operations in Argentina, France, India, Malaysia, New Zealand, Philippines and South Africa. 03• Changes to macroeconomic factors as a result of COVID-19 − Favorable: lower costs of steel and other raw materials, energy, improved labor availability and less turnover − Unfavorable: FX translation impacts and regional economic impacts • Other challenges associated with COVID-19 may impact our business, including changes to supply chain availability and 04 costs, overall demand for Valmont products, logistics delays, the normal operations of a facility, including any temporary closures as mandated or otherwise made necessary by governmental authorities, and any additional carryover of economic effects. 5 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Future Impact of COVID-19 Varies Across Diversified Portfolio

Valmont FY2019 Segment Operating Income ($M)

Estimated Risk Profile Due to COVID-19

UTILITY

- Supports critical infrastructure sector (Energy) to help ensure uninterrupted electricity supply and power restoration
- 85% of segment revenue is from North American markets where utilities are indicating that construction and generation projects will continue
- Renewable energy markets could be impacted due to uncertainty of debt funding and impact on return profiles

IRRIGATION

- Supports critical infrastructure sector (Food and Agriculture) to meet ongoing demands of the global food supply
- Disruptions to food supply chains and continued pressure on commodity prices, including ethanol, could impact demand
- North American market is at trough-like levels and demand remains highly correlated to net farm income levels
- No additional COVID-19-related risks are expected to impact international market demand at this time
- Mandated government closure of factories in Argentina and South Africa will impact 2Q and potentially future quarters



Utility
$87.8
ESS
$65.6
Coatings
$51.0
Irrigation
$71.7
Lower
Moderate
Increased

ESS

- Variety of demand drivers across multiple product lines and geographies
- Increased demand for wireless communication structures and components, as they support a critical infrastructure sector (Communications) and emergency/first responders and @home work/school mandates
- Long-term, lighting and traffic structures demand could be impacted by changes to transportation budgets caused by COVID-19 effects
- Commercial and residential construction delays could reduce commercial market demand
- Mandated government closure of factories in France, India, Malaysia, and Philippines will impact 2Q and potentially future quarters

COATINGS

- Global correlation to industrial production levels and general economic indicators and are expected to be lower in the short-term
- Mandated government closure of facilities in India, Malaysia, New Zealand, and Philippines will impact 2Q and potentially future quarters

Business Risk in All Segments Increases with Facility Shutdowns as Mandated by Government Authorities

6 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

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Strategic Actions to Enhance Our Operations Safety Measures Already in Place to Combat COVID-19 • Large production areas and products allow for safe distancing and limited exposure between employees • Factory automation reduces amount of contact between employees • Additional safeguards established: closed café areas, limited breakroom attendance and staggered workers Strategic Capacity Additions Update • On track to support solid backlog in USS – global backlog of $689M increased 12% since end of 2019 • Well positioned to manage volume-price paradigm given selectivity in adding capacity • Controlling costs to adjust for volume fluctuations through flexible cost structure Transformation and Restructuring Efforts • Deliberate steps taken to diversify supply chain and cut costs over past 5 years • Eliminated sub-scale plant locations • Reduced global manufacturing footprint from 100+ to 87 locations – strategic reductions in China and Australia • Consolidated IT business systems and developed regional shared service centers • Divested grinding media business Well Positioned with Our Strategic Actions and Conservative Balance Sheet 7 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

2020 First Quarter Summary $M, except for per share amounts Revenue Operating Income Diluted EPS (2.6%) +22.5% +21.3% $66.9 $1.99 $692.1 $54.6 $674.2 $1.64 2020 2019 2020 2019 2020 2019 • Strong North American sales across most • Led by 370 bps GP improvement across segments, • 2019 reflects an 18¢ per diluted share impact due businesses due to higher sales volumes, operational to effects of the Midwest flooding event in March performance in North American businesses, and 2019 • Unfavorable currency translation impacts of ~$10M lower raw material costs • Tax rate of 25.2% similar to last year • $1M impact from COVID-19 related facility closures 8 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q Results | Engineered Support Structures ($M) Key Statistics Revenue Operating Income 2019 Revenue1 $ 228.0 Volume 2.2 $227.4 $228.0 Pricing/Mix 1.2 $15.9 $12.5 Acquisitions/Divestiture 1.4 Currency Translation (5.4) 2020 Revenue1 $ 227.4 2020 2019 2020 2019 COMMENTARY • Solid growth of lighting & traffic sales in North America led by government infrastructure spend; slightly lower international sales • Lower wireless communication sales coming off strong growth in 1Q 2019 and slower carrier spending due to T-Mobile/Sprint merger • Sales of Access Systems products lower but profitability improved sequentially compared to 4Q 2019 • Continued sales and margin strength across North American market led to 150 bps higher operating income 1 Net sales after intersegment eliminations. 9 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q Results | Utility Support Structures ($M) Key Statistics Revenue Operating Income 2019 Revenue1 $ 243.2 Volume (21.3) $243.2 $27.7 $222.9 $25.1 Pricing/Mix 1.7 Acquisitions/Divestiture - Currency Translation (0.7) 2020 Revenue1 $ 222.9 2020 2019 2020 2019 COMMENTARY • Sales decreased 7.6% compared to last year, as anticipated, due to lower sales in the international businesses • In North American markets, sales were higher, driven by continued strong market demand across all structure types • Global backlog increased to $689M, up 12.0% from the end of 2019, including receipt of a large transmission order in Europe • Operating income increased 200 bps due to strong volumes and favorable pricing in North American markets 1 Net sales after intersegment eliminations. 10 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q Results | Coatings ($M) Key Statistics Revenue Operating Income 2019 Revenue1 $ 70.2 Volume 0.6 $68.6 $70.2 $11.1 Pricing/Mix (0.8) $10.1 Acquisitions/Divestiture - Currency Translation (1.4) 2020 Revenue1 $ 68.6 2020 2019 2020 2019 COMMENTARY • Higher volumes in North American markets were offset by lower volumes in international markets • The closure of eight facilities late in the quarter, as mandated by local governments, represented 1.0% of the sales decrease • Operating income increased 80 bps due to lower zinc costs and improved operational performance 1 Net sales after intersegment eliminations. 11 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q Results | Irrigation ($M) Key Statistics Revenue Total Operating Income 2019 Revenue1 $ 150.7 Volume 11.6 $105.2 $106.4 $23.7 Pricing/Mix (2.3) $20.1 $50.1 $44.3 Acquisitions/Divestiture (2.0) Currency Translation (2.7) North America International 2020 Revenue1 $ 155.3 2020 2019 2020 2019 COMMENTARY • North American sales down 1.8%, due to higher sales of systems, aftermarket parts and advanced technology solutions, were more than offset by lower industrial tubing sales • International sales were 13.1% higher than last year, due to higher volumes across most regions, led by record local currency sales in Brazil during the quarter, and signs of a market recovery in Australia • Operating income increased 190 bps due to higher volumes, and lower raw material prices, offset by $0.8M of planned higher R&D expense for technology investments 1 Net sales after intersegment eliminations. 12 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q 2020 Cash Flow Highlights 1Q Cash Flow | FCF Reconciliation Cash and Debt Highlights YTD ($M) 03/28/2020 $294.6M Net Cash Flows from Operating Activities $ 62.4 ($145.9M ex-U.S.) Net Cash Flows from Investing Activities (33.1) Cash at 03/28/2020 Net Cash Flows from Financing Activities (79.0) Net Cash Flows from Operating Activities $ 62.4 $796.6M Total Long-Term Debt at 03/28/2020 Purchase of Property, Plant & Equipment (23.6) Free Cash Flows $ 38.8 13 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Balanced Approach to Capital Allocation ($M) 1Q 2020 Capital Deployment: $61M • Working capital investment to support investments in Capital people, technology and systems Expenditures • 2020 CapEx expected to be $75 - $90M $24 • Strategic fit + market expansion $20 Business • Returns exceeding cost of capital within 3 years Growing Our Growing Acquisitions • Amount excludes $54M purchase of non-controlling interest of AgSense and Convert Italia • Opportunistic approach, supported by FCF $9 Share $8 • Halted all repurchases as of March 26, 2020 Repurchases • $184M remains on current authorization as of 03/28/20 • 20% dividend increase announced February 2020 Shareholders Dividends • Payout ratio target: 15% of earnings Capital Acquisitions Share Dividends ReturningCashto • Current payout: ~23% Expenditures Repurchases Aligned with Capital Allocation Commitments Announced in 2014 14 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Strong Balance Sheet and Liquidity to Endure COVID-19 Uncertainty AS OF APRIL 21, 2020 Cash1 $350.0M Available Credit under Revolving 4 $470.0M Total Debt (Long-Term) 2 $796.6M Credit Facility Shareholders’ Equity2 $1,110.1M Cash 350.0M Total Debt to Adj. EBITDA3 2.4x Total Available Liquidity $820.0M Net Debt to Adj. EBITDA3 1.5x ► Long-term debt of $796.6M, mostly fixed-rate, with long-dated maturities to 2044 and 20542 ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations and maintain investment grade credit rating − 2020E CapEx reduced from $100M - $125M to $75M - $90M − FCF expected to improve due to lower costs of energy and raw material, and possibly offset by lower revenue − Share repurchases halted out of an abundance of caution to preserve financial liquidity until COVID-19 impact is clearer − Proactively drew down $75.0 million of $600.0 million revolving credit facility in early April 1 As of April 21, 2020. 2 As of March 28, 2020. 3 See slide 30 for calculation of Adjusted EBITDA and Leverage Ratio. 4 $600M Total Revolver less borrowings and Standby LC”s of $130M. 15 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

2Q 2020 Outlook and Assumptions

BACKGROUND

- Strong Q1 performance – was on track to reaffirm FY2020 outlook
- Given current market conditions due to COVID-19 and future market uncertainty, we are **withdrawing full-year 2020 guidance**
- 2Q19 non-recurring items: $3M Coatings legal expense and $3M Utility customer accommodation expense

2Q20 OUTLOOK[1]

$645M – $665M
Net Sales

7.0% – 8.5%
Operating Income Margin

KEY ASSUMPTIONS

- **No additional closures** of large facilities due to COVID-19
- Expect current site closures to **resume operations in early May**
- **Raw material prices remain stable to slightly deflationary** and current supply chain reliability will continue
- **Revenue expectations** compared to 2019:
  - Irrigation: 5% - 10% decline
  - Coatings: 20% - 25% decline
- **Expect positive operating cash flows** – management teams highly focused on working capital management to minimize economic slowdown impacts
- **~25% tax rate**
- **Unfavorable currency translation** on net sales of **$10M – $12M**
- **Lower-end range of Operating Income Margin range driven by three factors:**
  1. International facilities impacted by COVID-19 closures would resume operations at a slower pace than expected, or market demand would be lower than expected once operations resume
  2. Coatings volumes would decrease to levels lower than in prior recessions
  3. Market conditions in Irrigation business would resemble the prior significant global economic downturn

[1] Excludes potential future restructuring activities.

16 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

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2Q 2020 Segment Market Drivers • Solid transportation market demand from continued government investments in infrastructure development (i.e., lighting and traffic) ESS • Continued solid demand for wireless communication although sales in the quarter can be impacted by timing of shipments • Lower sales in international markets compared to 2019 due to demand impacts from COVID-19 • Record global backlog of $689M, supported by increased demand across all structure types from investments in grid hardening and renewables USS • Recognizing the benefit of strategic North American capacity additions • International market demand expected to be in line with recent market trends • Expect weaker demand due to current global economic trends and lower expected industrial production levels, which are highly correlated to COATINGS segment sales • Lower sales expected due to expected weakness in ag commodity prices, including ethanol, continued low net farm income, recent food supply IRRIGATION chain disruptions and strengthening US dollar 17 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Fundamental Market Drivers ESS USS COATINGS IRRIGATION • Continued government • Our record backlog suggests • Business closely follows • Our mission-critical products investments in infrastructure ongoing demand and necessity industrial production trends and technology supports the development across lighting for grid hardening and demand for increased food and transportation markets renewables • Global preservation of critical production and security infrastructure globally • Growth in wireless • Growth supported by strong communication products and returns on equity for both • Increased number of • Long-term drivers supported by components, particularly in 5G; public and private utilities economies actively fighting • Water usage and other farm expected to accelerate given costs of corrosion will drive input optimization current working and schooling need to extend life of steel • Mitigation of increased labor home environment products globally costs • Support of growers’ conservation efforts No Change Anticipated in the Near- and Long-term 18 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Summary Our team remains positive, flexible and committed to delivering strong results despite current market 01 environment Strategic cost cutting initiatives through transformation and restructuring efforts over past five years 02 have better positioned us to withstand economic downturns 03 Ability to quickly implement cost management measures, if needed; well prepared with team in place Our global footprint is a distinct strategic and competitive advantage, which allows us to shift supply 04 and sourcing, when needed Remain committed to our elevated ESG strategy and principles with significant progress made over 05 past year and future plans in place Resiliency of Our People, Business Portfolio & Processes Gives Us Confidence to Withstand Downturns 19 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

QUESTION AND ANSWER 20 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

APPENDIX 21 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

1Q 2020 Financial Summary $M, except for per share amounts Net Sales 2020 2019 Change Engineered Support Structures $ 230.7 $ 230.3 0.2% Utility Support Structures 225.5 243.9 (7.6%) Coatings 88.1 86.8 1.5% Irrigation 156.7 152.8 2.6% Intersegment Sales (26.8) (21.7) NM Net Sales $ 674.2 $ 692.1 (2.6%) Operating Income $ 66.9 $ 54.6 22.5% Net Income $ 42.9 $ 36.1 18.9% Diluted Earnings Per Share (EPS) $ 1.99 $ 1.64 21.3% 22 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

2018-2019 Financials Retrospectively Adjusted from LIFO to FIFO Change

Valmont Industries, Inc.

Retrospectively Adjusted from LIFO to FIFO Change

	First Quarter 2019		*Second Quarter 2019*		*Third Quarter 2019*		*Fourth Quarter 2019*		*Fiscal Year 2019*	
(in 000's, except earnings per share)	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**
Cost of sales	527,010	527,512	520,457	522,695	514,254	517,053	512,759	517,035	2,074,480	2,084,295
Operating income	55,104	54,602	63,712	61,474	63,863	61,064	55,041	50,765	237,720	227,905
Income tax expense	12,427	12,302	13,961	13,402	13,763	13,063	10,056	8,987	50,207	47,753
Net earnings attributed to Valmont Industries, Inc.	36,481	36,104	41,397	39,719	40,144	38,045	35,747	32,540	153,769	146,408
Net earnings per diluted share	$ 1.66	$ 1.64	$ 1.90	$ 1.82	$ 1.85	$ 1.75	$ 1.66	$ 1.51	$ 7.06	6.72

	First Quarter 2018		*Second Quarter 2018*		*Third Quarter 2018*		*Fourth Quarter 2018*		*Fiscal Year 2018*	
	As Previously Reported	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**
Cost of sales	529,444	528,363	507,406	505,755	514,352	511,572	547,662	543,282	2,098,864	2,088,972
Operating income	63,960	65,041	63,670	65,321	38,360	41,140	36,290	40,670	202,280	212,172
Income tax expense	12,532	12,802	14,405	14,818	9,091	9,786	7,107	8,202	43,135	45,608
Net earnings attributed to Valmont Industries, Inc.	39,281	40,092	32,960	34,198	4,448	6,533	17,662	20,947	94,351	101,770
Net earnings per diluted share	$ 1.72	$ 1.76	$ 1.46	$ 1.51	$ 0.20	$ 0.29	$ 0.80	$ 0.95	$ 4.20	$ 4.53

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European and UK Construction PMI Source: IHS Markit 24 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Australia Industry Trends 2019-2020 PBI – Business Performance PCI – Construction Performance Source: Australian Industry Group 25 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

COVID-19 Impacts on Commodity Prices 26 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

U.S. Net Cash Farm Income by Year 27 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

2010-2019 Historical Free Cash Flow[1]

($M)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net cash flows from operating activities	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6
Net cash flows from investing activities	(262.7)	(84.1)	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)
Net cash flows from financing activities	269.7	(45.9)	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(220.0)	(162.1)	(98.9)
Net cash flows from operating activities	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6
Purchase of plant, property, and equipment	(36.1)	(83.1)	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)
Free Cash flows	116.1	66.6	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2
Net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8
Adjusted net earnings attributed to Valmont Industries, Inc.[1]	N/A	$ 162.3	N/A	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	N/A
Free Cash Flow Conversion - GAAP	1.23	0.29	0.43	1.04	0.55	5.66	1.01	0.67	0.86	1.37
Free Cash Flow Conversion - Adjusted	N/A	0.41	N/A	0.98	0.53	1.71	1.27	0.49	0.66	N/A
1) Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8
Change in valuation allowance against deferred tax assets	—	(66.0)	—	—	—	7.1	(20.7)	41.9	—	—
Impairment of long-lived assets	—	—	—	12.2	—	61.8	1.1	—	28.6	—
Reversal of contingent liability	—	—	—	—	—	—	(16.6)	—	—	—
Other non-recurring expenses (non-cash)						18.1	—	—	—	—
Deconsolidation of Delta EMD, after-tax and NCI	—	—	—	4.4	—	—	—	—	—	—
Noncash loss from Delta EMD shares	—	—	—	—	3.8	4.6	0.6	0.2	—	—
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 162.3	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	$ 153.8

10 Year Average FCF is $144M; Last 5 Years Has Averaged $153M

[1] Adjusted earnings for purposes of calculating free cash flow conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

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Strong Free Cash Flow Throughout The Cycle 1 2010 – 2019 Free Cash Flow ($M) Years of rapid raw material cost inflation 350 300 250 290 10-yr Avg. $144M 200 227 GAAP 1.31X 210 Adj. 0.91X 150 175 100 144 116 100 101 81 50 67 78 - 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 10 Year Avg Historical FCF Conversion by Year1 GAAP 1.23X 0.29X 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X 1.31X Adj. N/A 0.41X N/A 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X N/A 0.91X 1 We use the non-GAAP measure of free cash flow, which we define as GAAP net cash flows from operating activities reduced by capital expenditures. We believe that Free Cash Flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of Free Cash Flow may not be directly comparable to similar measures used by other companies. 29 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation

Calculation of Adjusted EBITDA & Leverage Ratio Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. YTD ($000s) 28-Mar-20 Net earnings attributable to Valmont Industries, Inc. $ 160,593 Interest expense 40,289 Income tax expense 52,390 Depreciation and amortization expense 82,353 EBITDA 335,625 Adjustments - 0 Adjusted EBITDA 335,625 Debt $ 796,615 Leverage Ratio 2.37 Debt $ 796,615 Cash 294,645 Net Debt 501,970 Leverage Ratio 1.50 30 | April 23, 2020 | Valmont Industries, Inc. | 1Q 2020 Earnings Presentation